Exhibit 5.1
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424
404-881-7000 | Fax: 404-881-7777

Michael L. Stevens	Direct Dial: 404-881-7970	Email: mike.stevens@alston.com
June 18, 2025
Avanos Medical, Inc.
5405 Windward Parkway
Suite 100 South
Alpharetta, GA 30004
Re:    Registration Statement on Form S-8 – Avanos Medical, Inc.
2021 Long Term Incentive Plan, as amended
Ladies and Gentlemen:
We have acted as counsel to Avanos Medical, Inc., a Delaware corporation (the “Corporation”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 2,250,000 shares of the Corporation’s common stock, $0.01 par value per share (the “Shares”), which may be issued pursuant to the Avanos Medical, Inc. 2021 Long Term Incentive Plan, as amended (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 60l(b)(5) of the Commission's Regulation S-K.
In connection with our opinion below, we have examined the Second Amended and Restated Certificate of Incorporation of the Corporation, the Sixth Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors, or committees thereof, of the Corporation deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.
As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and we do not express any opinion herein concerning any other laws.
This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein

Exhibit 5.1
is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
Based on the foregoing, it is our opinion that the Shares are duly authorized for issuance, and, when issued by the Corporation in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP
By:	/s/ Michael L. Stevens
Michael L. Stevens, Partner